SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

CLEAN COAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	26-1079442
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

295 Madison Avenue (12th Floor), New York, NY 10017

(Address of principal executive office)

Registrant's telephone number, including area code: (646) 710-3549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Clean Coal Technologies, Inc. (the “Company”) has signed three year employment agreements effective July 1, 2012, with Robin Eves, as Chief Executive Officer and President, and Ignacio Ponce de Leon as Chief Operating Officer.  Mr. Eves will receive an annual salary of $395,000. Mr. Ponce de Leon will receive an annual salary of $370,000. Each officer was granted a signing bonus of 8,000,000 million shares of the Company’s restricted common stock upon execution of the agreements. In addition, each officer was granted options to purchase 8,000,000 shares of the Company’s common stock at an exercise price of $0.20 per share, vesting on June 30, 2013 and exercisable until June 30, 2018, plus options to purchase 8,000,000 shares of the Company’s common stock at an exercise price of $0.35 per share, vesting on June 30, 2014 and exercisable until June 30, 2019. These options were granted under the Company’s newly adopted stock option plan under which a total of 65,000,000 shares have been reserved for issuance under option grants to officers, directors, employees and consultants.

The above employment agreements include provisions for participation in employee benefit programs if the Company adopts such programs during the term of the agreements. Each agreement also includes a provision requiring the purchase by the Company of term life insurance. The agreements also include certain anti-takeover provisions that would require payment of three full years of annual salary as well as immediate vesting of all equity compensation if an entity acquiring the Company did not offer comparable positions to each officer.

Copies of the agreements are attached as exhibits to this Report.

Item 3.02 Unregistered Sales of Equity Securities.

On June 29, 2012, the Company authorized the issuance of shares representing approximately 13% of its previously issued and outstanding common stock.  The aggregate of 77,970,650 shares of the Company’s restricted common stock was issued for the settlement of debt and payment of accrued salaries, bonuses and services rendered. Of these shares, 42,185,408 shares were issued in settlement of approximately $1,471,276 in principal and interest on outstanding notes and debentures. The remaining 35,792,242 shares were issued for services valued at approximately $2,054,385. Shares issued for services included 7,000,000 shares issued to CEO and President Robin Eves and 11,000,000 shares issued to COO Ignacio Ponce de Leon as bonuses for services performed.

All of the above shares were issued in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder. The transactions were issuances for conversion of accrued debt or services performed, the transactions were all privately negotiated and none involved any kind of public solicitation.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1

Executive Employment Agreement – R Eves

Exhibit 10.2

Executive Employment Agreement – IP de Leon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  July 6, 2012

CLEAN COAL TECHNOLOGIES, INC.

By: /S/ Robin Eves

Robin Eves

Chief Executive Officer